UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

89bio, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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142 Sansome Street, Second Floor, San Francisco, California 94104

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2023

To the Stockholders of 89bio, Inc.:

89bio, Inc. (the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Monday, June 5, 2023, at 9:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/ETNB2023. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the three Class I director nominees named in the Proxy Statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

(2)	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 200,000,000;

(3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

(4)	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed April 6, 2023 as the record date. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://IR.89bio.com.

By Order of the Board of Directors,

/s/ Rohan Palekar

Rohan Palekar

Chief Executive Officer and Director

San Francisco, California

April 24, 2023

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online or, if you requested printed copies of the proxy materials, by telephone or by using the proxy card or voting instruction form provided with the printed proxy materials.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to Be Held on June 5, 2023. The Proxy Statement and Annual Report for the year ended December 31, 2022 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical fact included in the Proxy Statement are forward-looking statements, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program and equity compensation utilization. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

Use of Trademarks. 89bio is the trademark of 89bio, Inc. Other names and brands may be claimed as the property of others.

142 Sansome Street, Second Floor, San Francisco, California 94104

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

What Is the Purpose of These Proxy Materials?

We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of 89bio, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 5, 2023 at 9:00 a.m. Pacific Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The proxy materials are first being made available to our stockholders on or about April 24, 2023.

Why Did I Receive a Notice of Internet Availability?

Pursuant to U.S. Securities and Exchange Commission (“SEC”) rules, we are furnishing the proxy materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.

Who Can Vote?

Only stockholders of record at the close of business on April 6, 2023 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 72,867,705 shares of our common stock were issued and outstanding.

What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the registered stockholder, and these proxy materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/ETNB2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)	Election of three Class I director nominees to serve until the 2026 Annual Meeting of Stockholders (“Proposal 1”);

(2)	Approval of an amendment to the Company’s Certificate of Incorporation to increase the total number of authorized shares of our common stock from 100,000,000 to 200,000,000 (“Proposal 2”); and

(3)	Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2023 (“Proposal 3”).

How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2 and 3.

What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of proxy materials that you receive to ensure that all of your shares are voted.

How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 1-800-690-6903.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card.

However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)	You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)	You may submit new proxy instructions via telephone or the Internet;

(3)	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)	You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Approval of An Amendment to Our Certificate of Incorporation to Increase the Number of Authorized Shares

The affirmative vote of a majority of shares of common stock outstanding and entitled to vote on the matter at the Annual Meeting is required for the approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the matter.

Proposal 3: Ratification of Independent Auditor Appointment

The affirmative vote of a majority of shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter is required for the ratification of the appointment of KPMG LLP as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the matter. Broker non-votes, if any, will have no effect on the outcome of the matter.

Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board has fixed the number of directors constituting the Board at eight. At the Annual Meeting, the stockholders will vote to elect the three Class I director nominees named in this Proxy Statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Rohan Palekar, Edward Morrow Atkinson III, Ph.D. and Gregory Grunberg, M.D. for election to our Board. Each of them was most recently elected by stockholders at the 2020 Annual Meeting, except for Dr. Atkinson, who was appointed to the Board in February 2022 and was recommended by a third-party search firm.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Information Regarding Director Nominees and Continuing Directors

Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, who are up for election at this meeting for a term expiring at the 2026 Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2024 Annual Meeting of Stockholders; and two Class III directors, whose terms expire at the 2025 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee (the “Nominating Committee”) in determining to recommend them as nominees, is set forth below.

Name and Current Committee Membership	Class	Age (as of April 24)	Position
Rohan Palekar	Class I	57	Chief Executive Officer and Director
Steven M. Altschuler, M.D.(1)(2)	Class II	69	Independent Chairman
Edward Morrow Atkinson III, Ph.D.(3)(4)	Class I	57	Independent Director
Derek DiRocco, Ph.D.(3)(4)	Class III	42	Independent Director
Gregory Grunberg, M.D.(1)(3)	Class I	50	Independent Director
Michael Hayden, M.B. Ch.B., Ph.D.(2)(4)	Class II	71	Independent Director
Kathleen D. LaPorte(2)(3)	Class II	61	Independent Director
Lota Zoth, C.P.A.(1)(2)	Class III	63	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee
(4)	Member of the Science and Technology Committee (the “Science Committee”)

Class I Director Nominees

Rohan Palekar. Mr. Palekar has served as our Chief Executive Officer and a member of our Board since June 2018. Prior to joining our Company, Mr. Palekar served as the President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a specialty pharmaceutical company, from December 2015 to July 2017, where he led the company following its acquisition by Otsuka Pharmaceutical Co., Ltd. in 2015. Mr. Palekar also served as Executive Vice President and Chief Operating Officer in 2015 and as Senior Vice President and Chief Commercial Officer from March 2012 to March 2015. Prior to Avanir, Mr. Palekar served as Chief Commercial Officer for Medivation, Inc., a biopharmaceutical company, from 2008 to 2011, where he was responsible for all commercial activities, chemistry, manufacturing and controls, medical affairs and public relations functions. Prior to Medivation, Mr. Palekar spent over 16 years at Johnson & Johnson (NYSE: JNJ), a diversified healthcare company, in various senior commercial and strategic management roles. Since 2018, he has served as a trustee for Aim High for High School, a non-profit educational institution, and he currently serves as chair of the board of trustees. Since March 2022, Mr. Palekar has served on the board of directors of Neoleukin Therapeutics, Inc. (Nasdaq: NLTX), a biopharmaceutical company. Mr. Palekar earned his M.B.A. from the Tuck School of Business at Dartmouth College and his B.Com. in Accounting and his L.L.B. in Law from the University of Mumbai. Mr. Palekar is also a certified Chartered Accountant and a Cost and Management Accountant.

We believe Mr. Palekar is qualified to serve on our Board because of his broad and long experience in the biopharmaceutical industry.

Edward Morrow Atkinson III, Ph.D. Dr. Atkinson has served as a member of our Board since February 2022. Dr. Atkinson has served as Senior Vice President and Head of Commercial Manufacturing and Supply Chain of Vertex Pharmaceuticals Inc. (Nasdaq: VRTX), a pharmaceutical company, since July 2020. Prior to joining Vertex, Dr. Atkinson served in various roles at Bristol-Myers Squibb Co. (NYSE: BMY), a global pharmaceutical company, including as Senior Vice President of Global Manufacturing Operations from September 2019 to June 2020; Vice President and Integration Leader, Corporate Cell Therapy and Global Development and Manufacturing from January 2019 to September 2019; Vice President, Internal Manufacturing, Biologics from June 2017 to January 2019; and Vice President, Biologics Development and Clinical Manufacturing from 2012 to June 2017. Before Bristol-Myers Squibb, he held roles at Cook Pharmica, LLC (now owned by Catalent, Inc.) and Eli Lilly & Co. Dr. Atkinson earned his Ph.D. from Stanford University and his B.S. from Indiana University.

We believe Dr. Atkinson is qualified to serve on our Board because of his extensive experience in the pharmaceutical industry, particularly in pharmaceutical manufacturing.

Gregory Grunberg, M.D. Dr. Grunberg has served as a member of our Board since April 2018. Dr. Grunberg has been a Managing Director at Longitude Capital, a healthcare venture capital firm, since February 2012. Prior to joining Longitude, Dr. Grunberg was a Principal at Rho Ventures, a venture capital firm, where he worked from May 2007 to January 2012. Dr. Grunberg has served on the board of directors of Kala Pharmaceuticals, Inc. (Nasdaq: KALA), a pharmaceutical company, since April 2016 and also currently serves on the boards of other privately held healthcare companies. Dr. Grunberg previously served on the board of directors of multiple other healthcare and life sciences companies, a number of which have been acquired and whose products have achieved regulatory approval and commercialization at scale in major markets of unmet need. Dr. Grunberg is Board Certified in Internal Medicine and maintains a limited clinical practice as well as affiliation with University of California, San Francisco. Dr. Grunberg earned his M.D. and M.B.A. from Duke University and his A.B. in Economics and English from Amherst College.

We believe Dr. Grunberg is qualified to serve on our Board because of his extensive experience investing in and guiding early phase companies.

Class II Directors Continuing in Office

Steven M. Altschuler, M.D. Dr. Altschuler has served as a member of our Board since March 2020. Dr. Altschuler has served as Managing Director of Healthcare Ventures at Ziff Capital Partners, a private investment firm, since May 2018, and as Chair and Chief Executive Officer of Corner Therapeutics, a private biotechnology company, since September 2020. He previously served as a consultant to the University of Miami Health Care System, a private research university, from September 2017 through December 2017, the Chief Executive Officer of University of Miami Health Care System and Executive Vice President for Healthcare at the University of Miami from January 2016 to September 2017, and the Chief Executive Officer of The Children’s Hospital of Philadelphia (“CHOP”), a hospital focused on pediatric medicine, from April 2000 until June 2015. Prior to assuming the role of Chief Executive Officer, Dr. Altschuler held several positions at CHOP and the Perelman School of Medicine at the University of Pennsylvania, including Physician-in-Chief/Chair of Pediatrics and Chief of the Division of Gastroenterology, Hepatology and Nutrition. Dr. Altschuler has served as a director of WW International, Inc. (Nasdaq: WW), a global wellness company, since September 2012, ImVaX Inc., a biotechnology company, since May 2019, and Orchard Therapeutics plc (Nasdaq: ORTX), a global gene therapy company, since January 2020, and he served as a director of Affinivax, Inc., a biopharmaceutical company, from April 2020 to August 2022. He is currently the Chair of the board of directors of AsclepiX Therapeutics LLC and LEXEO Therapeutics, both biotechnology companies. He also currently serves on the board of Stellular Bio, a private biotechnology company. He previously served as Chair of the board of directors of Spark Therapeutics, Inc. from March 2013 to December 2019. Dr. Altschuler is also a member of the POLG Foundation, Innovative Genomics Institute, and Brigham and Women’s Physician Organization, all of which are non-profit organizations. Dr. Altschuler received a B.A. in mathematics and an M.D. from Case Western Reserve University.

We believe Dr. Altschuler is qualified to serve on our Board because of his extensive experience as a senior executive of various healthcare providers and member of the board of other life science companies.

Michael Hayden, M.B. Ch.B., Ph.D. Dr. Hayden has served as a member of our Board since April 2018. Dr. Hayden has served as a Killam Professor at the University of British Columbia, a public research university, since 1983 and as the Chief Executive Officer of Prilenia Therapeutics, a clinical-stage biotechnology company he founded, since 2018. He served as Director of the Translational Laboratory in Genetic Medicine at the National University of Singapore and Astar from November 2011 to March 2020. Dr. Hayden was the President of Global Research and Development and Chief Scientific Officer at Teva Pharmaceutical Industries Ltd. (NYSE: TEVA), a pharmaceutical company, from May 2012 to December 2017, and served as an advisor to Teva from December 2017 to August 2018. During this time approximately 35 new products were approved in major markets with many for diseases of the CNS such as migraine. He led the development of the first deuterated drug to be approved by the FDA and the second drug ever to be approved for Huntington disease. He is also the Founder and a Senior Scientist of the Centre for Molecular Medicine and Therapeutics at the University of British Columbia. Dr. Hayden has served on the boards of AbCellera Biologics Inc. (Nasdaq: ABCL), a biopharmaceutical company, since October 2019 and Ionis Pharmaceuticals, Inc. (Nasdaq: IONS), a biopharmaceutical company, since September 2018. Dr. Hayden previously served on the boards of directors of Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), a biopharmaceutical company, from 2018 to 2021 and Xenon Pharmaceuticals Inc. (Nasdaq: XENE), a pharmaceutical company, from 1996 to 2021. Dr. Hayden received his M.B. Ch.B. in Medicine, Ph.D. in Genetics and Diploma in Child Health from the University of Cape Town. He received his American Board Certification in both internal medicine and clinical genetics from Harvard Medical School and an FRCPC in internal medicine from the University of British Columbia.

We believe Dr. Hayden is qualified to serve on our Board because of his extensive experience as a senior executive and member of the board of other life science companies.

Kathleen D. LaPorte. Ms. LaPorte has served as a member of our Board since October 2021. Ms. LaPorte has served as a member of the board of directors of Phoenix Biotech Acquisition Corp. (Nasdaq: PBAXU), a blank check company, since June 2021, Bolt Biotherapeutics, Inc. (Nasdaq: BOLT), a biotechnology company, since December 2020, and Precipio, Inc. (Nasdaq: PRPO), a cancer diagnostics and reagent technology company, since August 2018, as well as several private biotechnology and biopharmaceutical companies. From July 2014 to July 2016, Ms. LaPorte served in various roles at Nodality Inc., a biotechnology company, including as Chief Executive Officer from July 2015 to July 2016 and Chief Business Officer from July 2014 to July 2015. Prior to that, Ms. LaPorte co-founded HealthTech Capital, an investment group, co-founded New Leaf Venture Partners, an investment fund, and served as general partner of Sprout Group, an investment fund. Ms. LaPorte earned her B.S. in Biology from Yale University and her M.B.A. from the Stanford University Graduate School of Business.

We believe Ms. LaPorte is qualified to serve on our Board because of her experience as an executive, founder and board member focused on life sciences.

Class III Directors Continuing in Office

Derek DiRocco, Ph.D. Dr. DiRocco has served as a member of our Board since April 2018. Dr. DiRocco has been a partner at RA Capital Management, LLC, an investment advisory firm that invests in healthcare and life science companies, since December 2020 and was previously a principal from December 2017 to December 2020, an analyst from June 2015 to December 2017 and an associate from July 2013 to June 2015. Dr. DiRocco has served on the boards of directors of Mineralys Therapeutics, Inc. (Nasdaq: MLYS), a clinical-stage biopharmaceutical company, since June 2022, Acrivon Therapeutics, Inc. (Nasdaq: ACRV), a clinical-stage biopharmaceutical company, since November 2021, Connect Biopharma Holdings Ltd (Nasdaq: CNTB), a clinical-stage biopharmaceutical company, since March 2021, Werewolf Therapeutics, Inc. (Nasdaq: HOWL), a biopharmaceutical company, since December 2020, CANbridge Pharmaceuticals Inc. (HKG: 1228), a biotechnology company, since March 2020, iTeos Therapeutics, Inc. (Nasdaq: ITOS), a clinical-stage biopharmaceutical company, since March 2020 and Achilles Therapeutics plc (Nasdaq: ACHL), a biopharmaceutical company, since September 2019. Dr. DiRocco also served on the board of directors of Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN), a clinical-stage biopharmaceutical company, from February 2021 to May 2021. Dr. DiRocco earned his Ph.D. in Pharmacology from the University of Washington and his B.A. in Biology from College of the Holy Cross.

We believe Dr. DiRocco is qualified to serve on our Board because of his experience as an investor in biotechnology companies and role in early stage companies.

Lota Zoth, C.P.A. Ms. Zoth has served as a member of our Board since June 2020. Ms. Zoth has served as a member of the board of directors and chair of the audit committee of Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company, since November 2016, as chair of the board of directors from September 2019 to January 2022 and as lead director since January 2022. She has served as a member of the board of directors and chair of the audit committee of Lumos Pharma, Inc. (Nasdaq: LUMO) (previously, NewLink Genetics Corporation), a biopharmaceutical company, since November 2012. She has also served as a member of the board of directors and chair of the audit committee of Inovio Pharmaceuticals, Inc. (Nasdaq: INO), a biotechnology company, since January 2018 and August 2018, respectively. Previously, she served as a member of the board of Spark Therapeutics, Inc., a gene therapy platform company, from January 2016 to December 2019, Circassia Pharmaceuticals, plc (LON: CIR), a specialty biopharmaceutical company, from February 2015 to February 2019, Orexigen Therapeutics, Inc., a biopharmaceutical company, from April 2012 to May 2019, Aeras, a non-profit product development organization, from November 2011 to October 2018, Hyperion Therapeutics, Inc., a commercial-stage biopharmaceutical company, from February 2008 to May 2015 and Ikaria, Inc., a commercial-stage biopharmaceutical company, from January 2008 to February 2014. Prior to her retirement, Ms. Zoth most recently served as Senior Vice President and Chief Financial Officer of MedImmune, Inc., a biotechnology company, from April 2004 to July 2007 and as Vice President, Controller & Chief Accounting Officer from August 2002 to April 2004. Ms. Zoth is a Certified Public Accountant and received her B.B.A. from Texas Tech University.

We believe Ms. Zoth is qualified to serve on our Board because of her experience as a senior executive and member of the board of other life science companies.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the Class I director nominees set forth above.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

We are asking stockholders to approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 200,000,000, which would also have the effect of increasing the total number of authorized shares from 110,000,000 to 210,000,000 (the “Proposed Certificate Amendment”). Specifically, the Proposed Certificate Amendment, which our Board has approved and declared advisable, would amend Section 4.1 of Article IV of the Certificate of Incorporation as follows:

“Section 4.1    Authorized Stock. The total number of shares that the Corporation shall have authority to issue is ~~110,000,000~~210,000,000, of which ~~100,000,000~~200,000,000 shall be designated as common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

Under the Proposed Certificate Amendment, the authorized number of shares of preferred stock, of which none are currently outstanding, would remain unchanged.

Purpose of the Proposed Certificate Amendment

As of April 6, 2023, the Record Date, our common stock share utilization was approximately as follows:

Number of Shares of Common Stock
Authorized for issuance	100,000,000
Issued and outstanding	72,867,705
Reserved for issuance	22,140,124
• 2019 Equity Incentive Plan (total available for future grant + subject to outstanding equity awards)	6,325,886
• 2019 Employee Stock Purchase Plan (total available for future grant + subject to outstanding equity awards)	1,234,824
• 2023 Inducement Plan (total available for future grant + subject to outstanding equity awards)	1,500,000
• Outstanding warrants	12,488,598
• Outstanding convertible debt instruments (estimated)	590,816
Total share usage (issued and outstanding + reserved for issuance)	95,007,829
Total share usage as a percentage of authorized	95.0%

As a result, only approximately 4,992,171 shares of our common stock (or 5% of the total authorized) remain available for future use.

Our Board believes that the availability of additional authorized shares of common stock is needed to provide us with additional flexibility to issue common stock for a variety of general corporate purposes as the Board may determine to be desirable. This includes, but is not limited to, raising equity capital, including any future at-the-market equity programs, using our common stock as consideration for acquisitions, mergers, business combinations or other corporate transactions, adopting additional employee benefit plans or reserving additional shares for issuance under existing plans and implementing stock splits. Unless our stockholders approve the Proposed Certificate Amendment, we may not have sufficient unissued and unreserved authorized shares to engage in similar transactions in the future.

Having additional authorized shares of common stock available for future use will allow us to issue additional shares of common stock without the expense and delay of arranging a special meeting of stockholders. We may seek a further increase in authorized shares from time to time in the future as considered appropriate by our Board.

Effect of the Proposed Certificate Amendment

The Proposed Certificate Amendment would not change the number of shares of common stock outstanding, nor will it have any immediate dilutive effect. However, the issuance of additional shares of common stock authorized by the Proposed Certificate Amendment may occur at times or under circumstances as to have a dilutive effect on earnings per share, book value per share or the percentage voting or ownership interest of the present holders of our common stock, none of whom have preemptive rights under the Certificate of Incorporation to subscribe for additional securities that we may issue.

The Proposed Certificate Amendment has been prompted by business and financial considerations. The Board currently is not aware of any attempt by a third party to accumulate shares of our common stock or take control of the Company by means of a merger, tender offer or solicitation in opposition to management or the Board. Moreover, we currently have no plans to issue newly authorized shares of common stock to discourage third parties from attempting to take over the Company. However, the Proposed Certificate Amendment could, under certain circumstances, have an anti-takeover effect or delay or prevent a change in control of the Company by providing the Company the capability to engage in actions that would be dilutive to a potential acquiror, to pursue alternative transactions, or to otherwise increase the potential cost to acquire control of the Company. Thus, while we currently have no intent to use the additional authorized shares as an anti-takeover device, the Proposed Certificate Amendment may have the effect of discouraging future unsolicited takeover attempts.

Once the Proposed Certificate Amendment is approved, no further action by the stockholders would be necessary prior to the issuance of additional shares of common stock unless required by law or Nasdaq listing rules. Each of the newly authorized shares of common stock will have the same rights and privileges as currently authorized shares of common stock. Adoption of the Proposed Certificate Amendment will not affect the rights of the holders of currently outstanding common stock, nor will it change the par value of the common stock.

A complete copy of the existing Certificate of Incorporation is available as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

The Proposed Certificate Amendment is binding. If the Proposed Certificate Amendment is approved, we intend to file a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as reasonably practicable after the Annual Meeting. The Proposed Certificate Amendment will become effective upon such filing.

Board Recommendation

The Board recommends a vote “FOR” the approval of the amendment to our Certificate of Incorporation.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR APPOINTMENT

Our Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In this Proposal 3 we are asking stockholders to vote to ratify this appointment. Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of KPMG as the Company’s independent auditor is not required by law or our bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the committee will reconsider its appointment. Even if the appointment is ratified, the committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

KPMG has served as our independent auditor since 2020. The following table summarizes the audit fees billed and expected to be billed by KPMG for the indicated fiscal years and the fees billed by KPMG for all other services rendered during the indicated fiscal years. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$1,022,000	$705,400
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$1,022,000	$705,400

(1)

Consists of fees for the audit of our annual financial statements, reviews of quarterly financial statements included in Quarterly Reports on Form 10-Q and services provided in connection with SEC filings, including consents and comment and comfort letters.

(2)	Consists of fees for assurance and related services associated with consultations on matters directly related to the audit.
(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning.
(4)	Consists of fees for all other services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of the committee for each engagement of our auditor to perform other audit-related or other non-audit services. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit or non-audit service to be provided to us by our auditor provided that the fees for such services do not exceed $100,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with KPMG, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG pursuant to applicable PCAOB requirements regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report is provided by the following directors who served on the Audit Committee through the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022:

Steven M. Altschuler, M.D.

Gregory Grunberg, M.D.

Lota Zoth, C.P.A. (Chair)

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment of KPMG to serve as our independent auditor.

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://IR.89bio.com, under “Corporate Governance.”

Board Composition

Director Nomination Process

The Nominating Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms, which it engaged in 2022, to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership, and in assessing Board composition, the Nominating Committee considers a wide range of factors, including directors’ experience, knowledge, integrity, understanding of our business environment and specific skills they may possess that are helpful to the Company (including leadership experience, financial expertise and industry knowledge). The committee seeks to balance the experiences, skills and characteristics represented on the Board and does not assign specific weight to any of these factors. In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters, and a willingness to represent the long-term interests of all our stockholders.

Board Diversity

The Nominating Committee seeks to achieve a diversity of occupational and personal backgrounds on the Board, including with respect to gender, race/ethnicity, national background, geography, sexual orientation and age. The Nominating Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. In this regard, our current Board of eight directors includes two directors (25%) who identify as female, one director (12%) who identifies as racially/ethnically diverse and one director (12%) who identifies as LGBTQ+.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (as of April 24)
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors – 8	2	6	—	—
Number of directors who identify in any of the categories below:
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Stockholder Recommendations for Directors

It is the Nominating Committee’s policy to consider written recommendations from stockholders for director candidates. The committee considers candidates recommended by our stockholders in the same manner as a candidate recommended by other sources. Any such recommendations should be submitted to the committee as described under “Stockholder Communications” and should include the same information required under our bylaws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Board Leadership Structure

Dr. Steven M. Altschuler serves as our independent Chairman while Rohan Palekar serves as our Chief Executive Officer. Our Principles of Corporate Governance provide our Board with the flexibility to combine or separate the positions of Chairman and CEO. Currently, the Board believes that the roles of Chairman and CEO should be separate and that the Chairman should be an independent director as this structure enables our independent Chairman to oversee corporate governance matters and our CEO to focus on leading the Company’s business. At any time when there is not an independent Chairman, the Board will designate an independent director to serve as lead director.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting and at such other times as may be determined by the Chairman. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

The Board believes that its programs for overseeing risk, as described under “Board Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of our current directors listed under “Information Regarding Director Nominees and Continuing Directors,” with the exception of Rohan Palekar, is an “independent director” as defined under the Nasdaq listing rules. Mr. Palekar is not an independent director because he is our Chief Executive Officer. In making such determinations, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director. Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the additional independence criteria applicable to directors on such committee under Nasdaq listing rules and the rules and regulations established by the SEC.

Board Committees

Our Board has a separately designated Audit Committee, Compensation Committee, Nominating Committee and Science Committee, each of which is comprised solely of independent directors with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://IR.89bio.com, under “Corporate Governance.”

Name*	Audit Committee	Compensation Committee	Nominating Committee	Science Committee
Steven M. Altschuler	X	X
Edward Morrow Atkinson III			X	X
Derek DiRocco			X	X
Gregory Grunberg	X		Chair
Michael Hayden		X		Chair
Kathleen D. LaPorte		Chair	X
Rohan Palekar
Lota Zoth	Chair	X
# of Meetings in 2022**	4	5	1	4
*	Represents current committee membership
**	In addition to informal calls and taking action by written consent.

Audit Committee. The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes of the Company and its subsidiaries, including the audits of the Company’s financial statements, the integrity of the financial statements and the annual review of the performance, effectiveness and independence of the outside auditor. This includes reviewing the financial information provided to stockholders and others and the adequacy and effectiveness of the Company’s internal controls. The committee also makes recommendations to the Board as to whether financial statements should be included in the Company’s Annual Report on Form 10-K.

Ms. Zoth qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit Committee are “financially literate” under Nasdaq listing rules.

Compensation Committee. The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our senior officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our senior officers, evaluating the performance of these officers in light of the goals and objectives, and setting the officers’ compensation based on those evaluations. The committee also administers and makes recommendations to the Board regarding equity incentive plans that are subject to the Board’s approval and approves the grant of equity awards under the plans.

The Compensation Committee may delegate its authority to one or more subcommittees. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. Even where the committee does not delegate authority, our executive officers will typically make recommendations to the committee regarding compensation to be paid to our employees and the size of equity awards under our equity incentive plans, but will not be present during voting or deliberations on their own compensation. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The Compensation Committee engaged Aon Hewitt/Radford and Zviran Compensation and Benefit Solutions Ltd. in 2022 to provide advice regarding the amount and form of executive and director compensation.

Nominating Committee. The primary responsibilities of our Nominating Committee are to engage in succession planning for the Board, develop and recommend to the Board criteria for identifying and evaluating qualified director candidates, and make recommendations to the Board regarding candidates for election or reelection to the Board at each annual stockholders’ meeting. In addition, the committee is responsible for overseeing our corporate governance practices and making recommendations to the Board concerning corporate governance matters. The committee is also responsible for making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees.

Science Committee. The primary responsibilities of our Science Committee are to review and advise management on clinical and technology operations functions of the Company, as well as identifying and assessing business development opportunities from a scientific and technical perspective. In addition, the Science Committee is responsible for making recommendations to the Board regarding research and development strategies and opportunities.

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on the Company’s processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•	The Audit Committee is responsible for overseeing management of risks related to our accounting and financial reporting processes.

•	The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•	The Nominating Committee is responsible for overseeing management or risks related to director succession planning and corporate governance practices.

•	The Science Committee is responsible for overseeing management of risks relating to our research and development programs.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 15 times during the year ended December 31, 2022. During 2022, each current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee. Directors are encouraged to attend the annual meeting of stockholders. All of our directors then serving on the Board attended the 2022 Annual Meeting of Stockholders.

Stockholder Communications

Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

To enable the Company to speak with a single voice, as a general matter, senior management serves as the primary spokesperson for the Company and is responsible for communicating with various constituencies, including stockholders, on behalf of the Company. Directors may participate in discussions with stockholders and other constituencies on issues where Board-level involvement is appropriate. In addition, the Board is kept informed by senior management of the Company’s stockholder engagement efforts.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets, and how to report compliance concerns.

A copy of the code is available on our website located at https://IR.89bio.com, under “Corporate Governance.” We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Board is responsible for applying and interpreting the code in situations where questions are presented to it.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors and consultants from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) hedging transactions.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Compensation

Non-Employee Director Compensation Policy

We adopted a policy for compensating our non-employee directors with a combination of cash and equity. Under the policy, each director who is not an employee is entitled to receive cash compensation as set forth below (all such amounts paid in quarterly installments):

Annual Cash Retainers	Amount
Board membership (other than the chairman)	$40,000
Chairman of the Board	$70,000
Additional annual retainers
Chair of the Audit Committee	$15,000
Chair of the other Board committees	$10,000
Member of the Audit Committee	$7,500
Member of the Compensation and Science Committees	$5,000
Member of the Nominating Committee	$4,000

In addition, the Compensation Committee may in its discretion grant equity awards to any or all non-employee directors under the Amended and Restated 2019 Equity Incentive Plan (the “2019 Plan”). Such awards may include: (i) an initial, one-time equity award granted to a new non-employee director upon his or her election to our Board; (ii) equity awards granted to non-employee directors on an annual basis for their service on our Board; and/or (iii) equity awards granted to non-employee directors on an annual basis for their service in a leadership role or on a committee of our Board. During 2022, we made an initial award of 30,000 stock options to Dr. Atkinson, which vest in equal installments on each of the first three anniversaries of the date of grant, and a subsequent award of 6,250 stock options to Dr. Atkinson, which vest in full on May 16, 2023, subject to continued service through each such date. In addition, each director who served on the Board during 2022, other than Dr. Atkinson, received an annual grant of 25,000 stock options, which vest in full on the one-year anniversary of the date of grant, subject to continued service through such date.

We reimburse all necessary and reasonable out-of-pocket expenses incurred by non-employee directors in connection with their service on our Board, subject to any applicable Company policies that may be in effect from time to time.

A non-employee director may decline all or any portion of his or her compensation by giving notice to us prior to, as the case may be, the date cash is to be paid or equity awards are to be granted.

Our Board periodically reviews our director compensation program and may revise the compensation arrangements for our directors from time to time.

Fiscal Year 2022 Non-Employee Director Compensation Table

The following table shows the compensation earned in 2022 by the non-employee directors who served on the Board during such year.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Steven M. Altschuler	$82,500	$48,205	$130,705
Edward Morrow Atkinson III(2)	41,528	111,747	153,275
Derek DiRocco(3)	51,146	48,205	99,351
Gregory Grunberg(3)	56,785	48,205	104,990
Michael Hayden	55,715	48,205	103,920
Kathleen D. LaPorte	50,500	48,205	98,705
Lota Zoth	58,569	48,205	106,774

(1)

Amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with FASB Accounting Standards Codification Topic 718) of stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by the director because the value depends on the market value of our common stock at the time the award is exercised. As of December 31, 2022, Dr. Altschuler held 84,500 outstanding stock options, of which 46,167 were exercisable, Dr. Atkinson held 36,250 outstanding stock options, of which 0 were exercisable, Dr. DiRocco held 51,500 outstanding stock options, of which 25,722 were exercisable, Dr. Grunberg held 51,500 outstanding stock options, of which 25,722 were exercisable, Dr. Hayden held 104,810 outstanding stock options, of which 72,213 were exercisable, Ms. LaPorte held 50,000 outstanding stock options, of which 8,334 were exercisable, and Ms. Zoth held 57,500 outstanding stock options, of which 25,834 were exercisable.

(2)	Dr. Atkinson joined the Board in February 2022.
(3)	All or a portion of the director’s fees is remitted directly to the investor with which such director is affiliated.

Directors who are also employees, such as Mr. Palekar, do not receive any compensation for their services as our directors. The compensation received by Mr. Palekar as our Chief Executive Officer is presented in the 2022 Summary Compensation Table below.

Indemnification Agreements

We have entered into indemnification agreements with our officers and directors. The indemnification agreements and our amended and restated bylaws require us to indemnify these individuals to the fullest extent permitted by Delaware law.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 24)	Position
Rohan Palekar(1)	57	Chief Executive Officer and Director
Ryan Martins	46	Chief Financial Officer
Hank Mansbach, M.D.	58	Chief Medical Officer
Quoc Le-Nguyen	55	Chief Technical Operations Officer and Head of Quality

(1)	For Mr. Palekar’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Ryan Martins. Mr. Martins has served as our Chief Financial Officer since July 2019 and previously served as consultant since April 2019. Prior to joining our Company, Mr. Martins was Chief Financial Officer at Revolution Medicines, Inc. (Nasdaq: RVMD), a clinical-stage precision oncology company, from March 2018 to October 2018, where he was responsible for all aspects of the finance function including financial accounting, capital planning, audit, tax and investor relations. Before Revolution Medicines, Mr. Martins was Vice President and Head of Corporate Strategy and Investor Relations at Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), a clinical-stage biopharmaceutical company, from September 2015 to March 2018, where he was responsible for strategic planning, capital raising, investor relations and assisting business development. Prior to Ultragenyx, Mr. Martins spent nearly 10 years as a biotechnology analyst at Jefferies, Lazard (NYSE: LAZ) and Barclays (NYSE: BCS)/Lehman Brothers after holding operating roles at Chiron Corporation from 2001 to 2006. Mr. Martins earned his B.Sc. in Life Sciences from St. Xavier’s College, a M.S. degree in Biology from Virginia Tech and an M.B.A. from the Haas School of Business at University of California, Berkeley.

Hank Mansbach, M.D. Dr. Mansbach has served as our Chief Medical Officer since December 2018. Prior to joining our Company, Dr. Mansbach was at Ultragenyx Pharmaceutical Inc. (Nasdaq: RARE), a clinical-stage biopharmaceutical company, where he served as Head of Global Clinical Development for Metabolic and Neurologic Diseases from June 2018 to December 2018, Vice President of Global Clinical Development and Ultra Programs from March 2017 to June 2018 and Vice President of Medical Affairs from May 2015 to March 2017. During his time at Ultragenyx, Dr. Mansbach was responsible for leading clinical development programs for metabolic disorders and building and leading the Medical Affairs team. Before Ultragenyx, Dr. Mansbach served as Vice President of Medical Affairs at Medivation, Inc., a biopharmaceutical company, from August 2009 to April 2015, where he played a key role in the development and commercialization of enzalutamide for the treatment of advanced prostate cancer. Earlier in his career, Dr. Mansbach served as Senior Vice President of Global Drug Development at Valeant Pharmaceuticals and Chief Medical Officer at Cortex Pharmaceuticals, Inc., both pharmaceutical companies. Dr. Mansbach began his industry career at Glaxo Wellcome after clinical practice and research in neurology. He earned his M.D. from Duke University and a B.A. in Philosophy from Yale University.

Quoc Le-Nguyen. Mr. Le-Nguyen has served as our Chief Technical Operations Officer and Head of Quality since March 2019. Prior to joining our Company, Mr. Le-Nguyen was Senior Vice President, Global Head of Technical Operations & Quality for Aduro BioTech, Inc., a biotechnology company, from September 2015 to July 2018, where he was responsible for clinical supply including analytical and process development, manufacturing, supply chain and quality for cell therapy, small molecule and antibody platforms. Prior to Aduro, Mr. Le-Nguyen was the Vice President of Manufacturing Operations for Bayer AG (OTCMKTS: BAYRY) from September 2007 to September 2013, where he was responsible for the Betaferon/Betaseron franchise. Prior to Bayer, Mr. Le-Nguyen worked in biologics manufacturing for Novartis International AG (NYSE: NVS), Chiron Corporation and BioMarin Pharmaceutical Inc. (Nasdaq: BMRN). Mr. Le-Nguyen earned his B.S. in Biochemistry from the University of California, Davis.

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”) for 2022, which consist of our principal executive officer and the next two most highly-compensated executive officers who served during the year ended December 31, 2022, are:

•	Rohan Palekar, our Chief Executive Officer;

•	Hank Mansbach, our Chief Medical Officer; and

•	Quoc Le-Nguyen, our Chief Technical Operations Officer and Head of Quality.

2022 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs during the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Rohan Palekar	2022	$587,600	$—	$1,401,648	$735,680	$387,800	$15,121	(2)	$3,127,849
Chief Executive Officer	2021	$565,000	$—	$690,300	$3,392,295	$254,250	$10,157		$4,912,002
Hank Mansbach	2022	$465,000	$—	$609,360	$234,080	$220,900	$5,971	(2)	$1,535,311
Chief Medical Officer	2021	$440,000	$—	$230,100	$1,123,828	$158,400	$4,816		$1,957,144
Quoc Le-Nguyen	2022	$435,000	$—	$602,700	$234,080	$206,600	$12,841	(2)	$1,491,221
Chief Technical Operations Officer and Head of Quality(5)	2021	$410,000	$—	$230,100	$1,123,828	$154,160	$6,963		$1,925,051

(1)

Amounts shown in these columns represent the aggregate grant date fair value (calculated in accordance with FASB Accounting Standards Codification Topic 718) of stock awards, based on the most probable outcome of the performance conditions, which was assumed to be maximum performance (for more information, see the table titled “Outstanding Equity Awards at 2022 Fiscal-Year End”), and stock options granted during the year. A description of the methodologies and assumptions we use to value equity awards and the manner in which we recognize the related expense are described in Note 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, Stock-Based Compensation. These amounts may not correspond to the actual value eventually realized by each NEO because the value depends on the market value of our common stock at the time the award vests or is exercised.

(2)	Represents the cost of Company-paid life insurance premiums and, for Messrs. Palekar and Le-Nguyen, 401(k) employer matching contributions.

Outstanding Equity Awards at 2022 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2022 for each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Option Awards (#) Exercisable	Number of Securities Underlying Unexercised Option Awards (#) Unexercisable		Option Award Exercise Price ($)	Option Award Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Rohan Palekar	225,231	—		1.93	11/09/2028	—		—	—		—
	107,445	24,797	(1)	3.11	07/30/2029	—		—	—		—
	116,875	53,125	(2)	32.50	02/14/2030	—		—	—		—
	89,140	114,610	(3)	23.01	02/05/2031	—		—	—		—
	—	220,000	(4)	4.44	02/17/2032	—		—	—		—
	—	—		—	—	20,000	(5)	254,600	—		—
	—	—		—	—	33,333	(6)	424,329	—		—
	—	—		—	—	—		—	33,334	(6)	424,342
	—	—		—	—	54,200	(7)	689,966	—		—
	—	—		—	—	—		—	150,000	(8)	1,909,500
Hank Mansbach	98,204	—		1.93	01/10/2029	—		—	—		—
	31,717	7,320	(1)	3.11	07/30/2029	—		—	—		—
	30,937	14,063	(2)	32.50	02/14/2030	—		—	—		—
	29,531	37,969	(3)	23.01	02/05/2031	—		—	—		—
	—	70,000	(4)	4.44	02/17/2032	—		—	—		—
	—	—		—	—	6,667	(5)	84,871	—		—
	—	—		—	—	8,333	(6)	106,079	—		—
	—	—		—	—	—		—	8,334	(6)	106,092
	—	—		—	—	17,500	(7)	222,775	—		—
	—	—		—	—	3,334	(9)	42,442	—		—
	—	—		—	—	25,000	(10)	318,250	—		—
	—	—		—	—	—		—	50,000	(8)	636,500
Quoc Le- Nguyen	60,945	4,063	(11)	3.11	07/30/2029	—		—	—		—
	16,970	4,968	(1)	3.11	07/30/2029	—		—	—		—
	34,375	15,625	(2)	32.50	02/14/2030	—		—	—		—
	29,531	37,969	(3)	23.01	02/05/2031	—		—	—		—
	—	70,000	(4)	4.44	02/17/2032	—		—	—		—
	—	—		—	—	6,667	(5)	84,871	—		—
	—	—		—	—	8,333	(6)	106,079	—		—
	—	—		—	—	—		—	8,334	(6)	106,092
	—	—		—	—	3,750	(12)	47,738	—		—
	—	—		—	—	17,500	(7)	222,775	—		—
	—	—		—	—	3,334	(9)	42,442	—		—
	—	—		—	—	25,000	(10)	318,250	—		—
	—	—		—	—	—		—	50,000	(8)	636,500

(1)

25% of the stock option award vested on July 23, 2020 and the remainder vests in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(2)

25% of the stock option award vested on February 14, 2021 and the remainder vests in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(3)

25% of the stock option award vested on February 5, 2022 and the remainder vests in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(4)

25% of the stock option award vested on February 17, 2023 and the remainder vests in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(5)	One-half of this award vested on February 5, 2023 and the remainder vests on February 5, 2024, subject to continued service through such vesting date.
(6)

Represents a performance-based restricted stock unit award for which a portion of the award was related to a performance condition that was certified as achieved as of December 31, 2022 but subject to continued time-based vesting as of such date and a portion of the award was related to a performance condition that had not yet been achieved as of December 31, 2022. The portion of this award reported in the column titled “Number of Shares or Units of Stock that Have Not Vested” related to the Company’s cash position as of December 31, 2022 and such portion vested on March 31, 2023 and the performance conditions for the portion of this award reported in the column titled “Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested” required achievement of positive results in the Company’s ENLIVEN trial and such goals were certified as achieved in March 2023 and will vest within three months of the achievement date subject to continued service through such vesting date.

(7)	One-third of this award vested on February 17, 2023 and the remainder vests in equal semi-annual installments over the following two years, subject to continued service through each such vesting date.
(8)

Represents a performance-based restricted stock unit award for which 50% of the award will be eligible to vest subject to achievement of patient target enrollment in the planned SHTG Phase 3 program by December 31, 2023 and 50% of the award will be eligible to vest subject to achievement of topline results from the SHTG Phase 3 program supportive of a BLA submission, in each case subject to continued service through each such vesting date.

(9)	One-half of this award vested on February 1, 2023 and the remainder vests on August 1, 2023, subject to continued service through such vesting date.
(10)	This award vests 40% on September 9, 2023 and 60% on September 9, 2024, subject to continued service through each such vesting date.
(11)

25% of the stock option award vested on March 18, 2020 and the remainder vests in equal quarterly installments over the following three years, subject to continued service through each such vesting date.

(12)	This award vested on March 31, 2023.

Employment Agreements

Mr. Palekar. During 2022, we were party to an offer letter agreement with Mr. Palekar, effective as of April 15, 2020, pursuant to which he serves as our chief executive officer. The agreement provides for a base salary, eligibility to receive an annual performance bonus and eligibility to participate in employee benefit or group insurance plans maintained from time to time by the Company. The agreement also provides for Mr. Palekar’s eligibility to receive awards under the Amended and Restated 2019 Equity Incentive Plan. The agreement provides for employment on an at-will basis and thus either party may terminate at any time for any or no reason, subject to the severance provisions described below in the section titled “Post-Employment Compensation and Change in Control Payments and Benefits.”

Dr. Mansbach. During 2022, we were party to an offer letter agreement with Dr. Mansbach, effective as of April 15, 2020, pursuant to which he serves as our chief medical officer. The agreement provides for a base salary, eligibility to receive an annual performance bonus and eligibility to participate in employee benefit or group insurance plans maintained from time to time by the Company. The agreement also provides for Dr. Mansbach’s eligibility to receive awards under the Amended and Restated 2019 Equity Incentive Plan. The agreement provides for employment on an at-will basis and thus either party may terminate at any time for any or no reason, subject to the severance provisions described below in the section titled “Post-Employment Compensation and Change in Control Payments and Benefits.”

Mr. Le-Nguyen. During 2022, we were party to an offer letter agreement with Mr. Le-Nguyen, effective as of April 15, 2020, pursuant to which he serves as our chief technical operations officer and head of quality. The agreement provides for a base salary, eligibility to receive an annual performance bonus and eligibility to participate in employee benefit or group insurance plans maintained from time to time by the Company. The agreement also provides for Mr. Le-Nguyen’s eligibility to receive awards under the Amended and Restated 2019 Equity Incentive Plan. The agreement provides for employment on an at-will basis and thus either party may terminate at any time for any or no reason, subject to the severance provisions described below in the section titled “Post-Employment Compensation and Change in Control Payments and Benefits.”

Compensation Elements

Base Salary

For 2022, Mr. Palekar’s annualized base salary was $587,600, Dr. Mansbach’s annualized base salary was $465,000, and Mr. Le-Nguyen’s annualized base salary was $435,000. In establishing salary levels, we consider each executive’s individual experience, responsibilities and performance and market data regarding the pay levels of similarly situated executives at our peer companies. We target setting base salaries at or near the median level of similarly situated executives in our peer group, adjusting based on consideration of each executive’s individual experience, responsibilities and performance.

Annual Cash Incentive

For fiscal year 2022, Mr. Palekar, Dr. Mansbach and Mr. Le-Nguyen were eligible to receive annual incentive bonuses determined as a percentage of base salary based upon achievement of pre-established corporate goals related to achieving enrollment in the NASH phase 2b study (weighted 25%), topline results of the SHTG ENTRIGUE study and results supportive of next phase of development for SHTG (weighted 20%), CMC and manufacturing goals (weighted 25%), financing goals (weighted 12.5%), corporate development goals (weighted 12.5%) and human resources goals (weighted 5%) and, for all NEOs other than Mr. Palekar, individual performance goals related to clinical trials, strategic planning and execution, human resources, business development and investor relations in the case of Dr. Mansbach, and operations, supply availability and compliance, manufacturing scale-up and formulation development in the case of Mr. Le-Nguyen. The corporate goals were weighted 100% for Mr. Palekar and 75% for Dr. Mansbach and Mr. Le-Nguyen and the individual goals were weighted 25% for Dr. Mansbach and Mr. Le-Nguyen. For 2022, the target bonus opportunities were equal to 55%, 40% and 40% of base salary for each of Mr. Palekar, Dr. Mansbach and Mr. Le-Nguyen, respectively. Following the end of the fiscal year, our Board evaluated the performance of Mr. Palekar, Dr. Mansbach and Mr. Le-Nguyen, and based on Company achievement of the corporate performance goals at 120% and attainment of 115% of the respective individual performance goals for each of Dr. Mansbach and Mr. Le-Nguyen, determined to award bonuses to the named executive officers as disclosed in the Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table above.

Equity Incentive Awards

In February 2022, all of our named executive officers received stock option awards, time-based restricted stock units, and performance-based restricted stock units under the Amended and Restated 2019 Equity Incentive Plan. In September 2022, to further incentivize our employees and for retention purposes, our named executive officers received additional awards of performance-based restricted stock units and, with respect to named executive officers other than Mr. Palekar, time-based restricted stock units. See the table titled “Outstanding Equity Awards at 2022 Fiscal-Year End” for more information with respect to these grants.

Post-Employment Compensation and Change in Control Payments and Benefits

Severance Plan

Pursuant to the terms of the offer letter agreements with the NEOs in place as of the end of the fiscal year, upon a termination without Cause (as defined in the agreements) or a resignation for Good Reason (as defined in the agreements) not in connection with a Change in Control (as defined in the agreements), the NEOs would have been eligible to receive, subject to execution and non-revocation of a release of claims in favor of the Company (the “release condition”), severance equal to 12 months (in the case of Mr. Palekar) or nine months (in the case of the other NEOs) of the base salary as then in effect and payment or reimbursement of a portion of the COBRA premiums for up to 12 months (in the case of Mr. Palekar) or nine months (in the case of the other NEOs), or, if sooner, until eligible for similar coverage through another employer.

If the NEO had been terminated without Cause or had resigned for a Change in Control Good Reason (as defined in the agreements) within 90 days prior to, or 12 months following, the consummation of a Change in Control, then, subject to the Release Condition (as defined in the agreements), the benefits described above would have been provided for 18 months (in the case of Mr. Palekar) or 12 months (in the case of the other NEOs), the benefits would have also included a payment of 1.5 times the Target Bonus (as defined in the agreements) (in the case of Mr. Palekar) or 1.0 times the Target Bonus (in the case of the other NEOs), all Change in Control Severance Benefits (as defined in the agreements) would have been paid in a lump sum, and all outstanding equity awards would have vested in full.

401(k) Plan

We offer eligible employees, including our NEOs based in the United States, the opportunity to participate in our tax-qualified 401(k) plan. Employees can contribute 1%-100% of their eligible earnings up to the Internal Revenue Service’s annual limits on a before-tax basis. For every dollar an employee contributes, up to 6% of their compensation, we may contribute 25 cents per dollar, provided that there are no matching contributions in excess of 1.5% of eligible IRS compensation. Matches provided to our NEOs are reflected in the “All Other Compensation” column of the 2022 Summary Compensation Table above. Our funds are 100% vested after the completion of one year of service.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding beneficial ownership of our common stock as of April 1, 2023 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors and nominees;

•	each of our NEOs; and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 72,822,159 shares of our common stock outstanding as of the date of this table (plus any shares that such person has the right to acquire within 60 days after the date of this table). Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with RA Capital(1)	12,876,898	17.7%
Entities affiliated with Deep Track Capital, L.P.(2)	4,331,499	5.9%
Entities affiliated with Adage Capital Partners, L.P.(3)	3,692,549	5.1%
Named Executive Officers, Directors and Nominees
Rohan Palekar(4)	821,437	1.1%
Hank Mansbach(5)	256,573	*
Quoc Le-Nguyen(6)	210,101	*
Steven M. Altschuler(7)	84,500	*
Edward Morrow Atkinson III(8)	6,250	*
Derek DiRocco(9)	51,500	*
Gregory Grunberg(10)	1,262,567	1.7%
Michael Hayden(11)	348,957	*
Kathleen D. LaPorte(12)	33,334	*
Lota Zoth(13)	50,834	*
All Executive Officers and Directors as a group (11 persons)(14)	3,293,688	4.4%

*	Represents beneficial ownership of less than one percent.
(1)

Based on a Schedule 13D/A filed on March 30, 2023 and Company records. Consists of (a) 11,081,584 shares of common stock owned by RA Capital Healthcare Fund, L.P. (the “Fund”), (b) a total of 26,306 vested stock options (right to buy) and 25,194 stock options (right to buy) which will vest within 60 days of this filing held by Dr. Derek DiRocco for the benefit of RA Capital Management L.P. (“RA Capital”), (c) a total of 2,816,900 warrants (“Warrants”), with each Warrant exercisable for one-half a share of common stock, through which the Fund has a right to acquire 1,408,450 common stock shares subject to a Beneficial Ownership Blocker, and (d) 335,364 shares held by the RA Capital Nexus Fund, L.P.(the “Nexus Fund”). RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund GP, LLC is the general partner of the Nexus Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund and may be deemed a beneficial owner of any securities of the Company held by the Fund or the Nexus Fund. The Fund and the Nexus Fund have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund’s portfolio, including the shares of the Company’s common stock reported therein. Because the Fund and the Nexus Fund have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund disclaim beneficial ownership of the securities they hold and therefore disclaim any obligation to report ownership of the reported securities under the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any securities of the Company beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of the securities reported therein other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act, and the filing of the Statement shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The address for each of the reporting persons listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116. Dr. DiRocco, a partner of RA Capital, currently serves as a director of the Company.
(2)

Based on a Schedule 13G filed on July 6, 2022. Consists of 4,331,499 shares of common stock (including pre-funded warrants and investment warrants eligible for conversion to shares of common stock) owned by Deep Track Capital, LP, for which Deep Track Biotechnology Master Fund, Ltd. and David Kroin hold shared voting power and shared dispositive power. David Kroin may be considered a control person of Deep Track Capital, LP. The address of Deep Track Capital, LP is 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830; the address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands; and address of David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Ave, 3rd Floor, Greenwich, CT 06830.

(3)

Based on a Schedule 13G/A filed on February 9, 2023. Consists of 3,692,549 shares of common stock (including 550,000 shares of common stock issuable upon exercise of warrants) owned by Adage Capital Partners, L.P. (“ACP”). Adage Capital Partners GP, L.L.C. (“ACPGP”) is the general partner of ACP. Adage Capital Advisors, L.L.C. (“ACA”) is the managing member of ACPGP. Robert Atchinson and Phillip Gross are managing members of ACA. ACP has the power to dispose of and the power to vote the common stock beneficially owned by it, which power may be exercised by ACPGP. ACA directs ACPGP’s operations. Neither ACPGP nor ACA directly own any common stock. ACPGP and ACA may be deemed to beneficially own the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the common stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any common stock. Each of Messrs. Atchinson and Gross may be deemed to beneficially own the shares beneficially owned by ACP. The address of each of reporting persons listed above is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(4)	Includes 655,691 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(5)	Includes 231,206 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(6)	Includes 185,758 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(7)	Consists of 84,500 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(8)	Consists of 6,250 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(9)

Consists of 51,500 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date held for the for the benefit of RA Capital.

(10)

Includes (a) 51,500 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date and (b) 1,210,527 shares held by entities affiliated with Longitude Capital Partners based on a Schedule 13D/A filed on February 14, 2023.

(11)

Includes (a) 103,978 shares of common stock owned by Genworks 2 Consulting Inc., over which Dr. Hayden’s wife has sole voting and investment power, (b) 61,538 shares held by The Hayden Family Trust, over which Dr. Hayden’s wife has sole voting and investment power, and (c) 102,537 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date. The address of Genworks 2 Consulting Inc. is 4484 West 7th Avenue, Vancouver, BC, Canada V6R1W9.

(12)	Consists of 33,334 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(13)	Consists of 50,834 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.
(14)	Includes 1,611,265 shares of common stock underlying options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2022 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, the following were filed late: one Form 3 for Dr. Atkinson, one Form 4 to report one transaction for each of Messrs. Palekar, Martins and Le-Nguyen, two Forms 4 to report three transactions for Dr. Mansbach, three Forms 4 each reporting one transaction for Dr. Hayden and one Form 4 to report one transaction for RA Capital Management, L.P.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2022. As of such date, we had outstanding awards under two equity compensation plans: our Amended and Restated 2019 Equity Incentive Plan and our 2019 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,257,655	$12.80	1,476,289	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	4,257,655	$12.80	1,476,289	(2)

(1)	The weighted-average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock unit awards, which have no exercise price.
(2)

Includes 241,465 shares available for grant under the Amended and Restated 2019 Equity Incentive Plan and 1,234,824 shares available for grant under the 2019 Employee Stock Purchase Plan. Excludes 2,022,423 shares and 505,606 shares that were added to our Amended and Restated 2019 Equity Incentive

Plan and our 2019 Employee Stock Purchase Plan, respectively, on January 1, 2023 pursuant to the evergreen provisions thereunder that provide for automatic annual increases on January 1 of each year until January 1, 2029 equal to 4% and 1%, respectively, of our outstanding shares as of the preceding December 31 (or such lesser amounts as approved by the Board). Also excludes 1,500,000 shares that were added pursuant to the adoption on February 9, 2023 of our 2023 Inducement Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of each transaction or series of similar transactions since January 1, 2021, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeds $120,000; and

•

any related person (including, our directors, executive officers, beneficial owners of more than 5% of our common stock, and any members of their immediate family) had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the section titled “Executive Compensation” or that were approved by our Compensation Committee.

Beneficial ownership of securities is determined in accordance with the rules of the SEC.

Related Party Transactions

We were a party to an investors’ rights agreement, effective as of September 17, 2019 (the “IRA”), with our stockholders who previously held our Series A convertible preferred shares, including our 5% stockholders and entities affiliated with our directors. The IRA provided these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. The IRA expired by its terms in November 2022.

Other than the IRA and the compensation arrangements for our named executive officers and directors, which are described elsewhere in the “Executive Compensation” and “Director Compensation” sections of this Proxy Statement, we have not been a party to any related party transaction since January 1, 2021.

Related Person Transaction Policy

We have adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the amount involved exceeds or is expected to exceed $120,000, (ii) the Company or any of our subsidiaries is a participant and (iii) any related person (as defined above) has or will have a direct or indirect interest. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances.

Under the policy, if a transaction has been identified as a related person transaction, our Audit Committee must review the material facts and either approve or disapprove of the entry into the transaction. If advance approval of the transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified at the next regularly scheduled meeting. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to avoid activities that create or give the appearance of a conflict of interest, and directors and executive officers must consult and seek prior approval of potential conflicts of interest from the Audit Committee. In considering related party transactions, our Audit Committee will take into account the relevant available facts and circumstances including, but not limited to:

•	whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	the extent of the related person’s interest in the transaction.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 26, 2023 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which the first public announcement of the date of such annual meeting is made by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 6, 2024 and no later than the close of business (6:00 p.m. Pacific Time) on March 7, 2024. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2024 Annual Meeting of Stockholders must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Pacific Time) on April 8, 2024. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice and our Annual Report on Form 10-K for the year ended December 31, 2022, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (415) 500-4614, and we will promptly deliver the proxy materials to you. Please contact your broker if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, including exhibits, upon the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

SCAN TO VIEW MATERIALS & VOTE w 89BIO, INC. VOTE BY INTERNET 142 SANSOME STREET Barcode Before The Meeting - Go to www.proxyvote.com or scan the QR above SECOND FLOOR SAN FRANCISCO, CA 94104 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 4, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ETNB2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 4, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06763-P90697 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 89BIO, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR ALL director nominees listed in Proposal 1 and FOR Proposals 2 and 3: Election of Directors: To be elected for terms expiring in 2026.
Nominees: 01) Rohan Palekar 02) Edward Morrow Atkinson III, Ph.D. 03) Gregory Grunberg, M.D. For Against Abstain
2. Approval of an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock.
3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 5, 2023: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V06764-P90697 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF 89BIO, INC. The undersigned hereby appoints Rohan Palekar and Ryan Martins, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side, all the shares of 89bio, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Pacific Time) on June 5, 2023 at www.virtualshareholdermeeting.com/ETNB2023 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER(S) ON THE REVERSE SIDE OF THIS FORM. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. Continued and to be signed on reverse side